Exhibit 10.51
GUARANTY
by
TERREMARK WORLDWIDE INC.,
as Guarantor,
in favor of
CULPEPER LESSOR 2007-1 LLC,
as Lessor
Dated as of February 15, 2007

GUARANTY
     THIS GUARANTY, dated as of February 15, 2007 (this “Guaranty”), is made by TERREMARK WORLDWIDE, INC., a Delaware corporation (in its capacity as guarantor hereunder, “Guarantor”), in favor of CULPEPER LESSOR 2007-1 LLC, a Delaware limited liability company (in its capacity as Lessor, the “Lessor”).
W i t n e s s e t h:
     In accordance with the terms and provisions of this Guaranty, the Participation Agreement, the Lease and the other Operative Documents, (i) the Lessor has agreed to acquire the Leased Property, (ii) the Lessor has agreed to lease the Leased Property, and the Lessee has agreed to rent the Leased Property from the Lessor, under the Lease, and (iii) the Lessee has agreed to rent the Leased Property from the Lessor under the Lease.
     It is a condition precedent to the consummation by the Lessor of the transactions to be consummated by the Operative Documents that Guarantor execute and deliver this Guaranty, and it is in the best interests of Guarantor that the transactions contemplated by the Operative Documents occur. Guarantor has reviewed and approved the Operative Documents and is fully informed of (a) the extent of the Lessee’s obligations thereunder and (b) the remedies the Lessor may pursue thereunder, with or without notice to Guarantor, and this Guaranty, and the execution, delivery and performance hereof, have been duly authorized by all necessary action of Guarantor.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:
     Section 1. Guaranty. Guarantor hereby irrevocably and unconditionally guarantees to the Lessor and its successors and assigns (individually a “Beneficiary” and collectively the “Beneficiaries”), the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance of, all of the Liabilities (as hereinafter defined), including interest on any such Liabilities, whether accruing before or after any bankruptcy or insolvency case or proceeding involving Guarantor or any other Person, and, if interest on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by any Beneficiary in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. The term “Liabilities”, as used herein, shall mean all of the following (without duplication), in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due and all amounts now or hereafter payable by the Lessee under the Lease and the other Operative Documents (whether or not the Lessee shall be relieved or released from any or all liability or obligations under any of the Operative Documents, except on account of the full and indefeasible payment of all the Liabilities and full and strict compliance by Guarantor with its obligations hereunder), plus all costs incurred in enforcing this Guaranty.
     In any action or proceeding involving any state corporate law, or any state or federal or any other bankruptcy, insolvency, reorganization or any other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guaranty would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.
     This Guaranty shall in all respects constitute an absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect until the full and indefeasible payment and performance of all of the Liabilities and all of the Guarantor’s obligations hereunder (notwithstanding, without limitation, the dissolution of Guarantor). The liability of Guarantor hereunder may be enforced without the Beneficiaries being required to resort to any other right, remedy or security.
     The obligations of Guarantor are independent of any obligations under any of the Operative Documents. Each and every default under any of the Operative Documents shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.
     The Lessor, on behalf of itself and the Beneficiaries, and the Beneficiaries each may, from time to time at its discretion and without notice to Guarantor, take any or all of the following actions: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities; (c) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities; (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to Guarantor for payment of any of the Liabilities, regardless of whether the Lessor or any other Person shall have resorted to any other Person or to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this paragraph being hereby expressly waived by Guarantor).
     Section 2. Guarantor’s Obligations Unconditional. Guarantor’s obligations hereunder are independent of the obligations of any other Person under the Operative Documents, and each Beneficiary may enforce any of its rights hereunder independently of any other right or remedy that it may at any time hold with respect to the Liabilities or any security or other guaranty therefor. Such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and indefeasible payment and performance of all of the Liabilities and full and strict compliance by Guarantor with its obligations hereunder), whether based upon any claim that the Lessee, the Guarantor or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantor or any other Person shall have any knowledge or notice thereof) including, without limitation:
     (A) any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or any Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Leased Property, or any assignment, mortgage, encumbrance or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities, or the failure of any security or the failure of any Beneficiary or any other Person to perfect or insure any interest in any collateral;
     (B) any failure, impossibility, illegality, omission or delay on the part of the Lessor, any Beneficiary or any other Person to conform or comply with any term of any instrument or agreement referred to in clause (A) above;
     (C) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause (A) above or any obligation or liability of the Lessor, any Beneficiary or any other Person, or any exercise or non-exercise by the Lessor, any Beneficiary or any other Person of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;
     (D) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Lessee, any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver or court in any such proceeding;
     (E) any limitation on the liability or obligations of any Person under any Operative Document, the Liabilities, any collateral security for the Liabilities, any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing or any other agreement, instrument, guaranty or security referred to in clause (A) above or any term of any thereof;
     (F) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Leased Property or any portion thereof by Guarantor or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Guarantor or any other Person;
     (G) any merger or consolidation of Guarantor into or with any other Person, or any sale, lease or transfer of any of the assets of Guarantor to any other Person;
     (H) any change in the ownership of any membership interests of Guarantor or any other change in organizational structure of Guarantor;
     (I) any loan to or other transaction between any of the Beneficiaries or any other Person and Guarantor;
     (J) any recovery of judgment against the Lessee or the Guarantor by any levy of any writ or process of execution under any such judgment;
     (K) absence of any notice to, or knowledge of, Guarantor of the existence or occurrence of any of the foregoing clauses (A) through (J); or
     (L) any other occurrence or circumstance whatsoever (other than full and indefeasible payment and performance of all of the Liabilities and all of Guarantor’s obligations hereunder), whether similar or dissimilar to the foregoing, and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.
     The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in any Operative Document or any other document or agreement to the contrary.
     Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by the Lessor, any Beneficiary or any other Person upon this Guaranty or acceptance of this Guaranty, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guaranty and proof of reliance by any Beneficiary or any other Person hereon; (b) notice of any of the matters referred to in clauses (A) through (I) above, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment, protest, proof or notice of nonpayment under any Operative Document, and notice of default or any failure on the part of and Person to perform and comply with any covenant, agreement, term or condition of any Operative Document; (d) any right to the enforcement, assertion or exercise against the Lessee of any right, power, privilege or remedy conferred in any Operative Document or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary or any other Person to take any action whatsoever, to exhaust any remedies, proceed first against the Lessee or to mitigate the damages resulting from a default by any Person under any Operative Document; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in any Operative Document or the Leased Property; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.
     Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of itself or the Lessee is rescinded or must be otherwise restored by any Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
     Guarantor further agrees that, without limiting the generality of this Guaranty, if any default under any Operative Document shall have occurred and any Beneficiary is prevented by applicable law from exercising its remedies under the Operative Documents, such Beneficiary shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due had such remedies been exercised.
     In addition, Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Lessee and of all the circumstances bearing upon the risk of nonpayment of the Liabilities that diligent inquiry would reveal, and that absent a request for such information by Guarantor, the Beneficiaries shall have no duty to advise Guarantor of information known to them regarding such condition or any such circumstance.
     Section 3. Waivers.
          (a) Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Lessee arising from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Operative Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of any Beneficiary against the Lessee, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Liabilities shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to the Lessor to be credited and applied pursuant to the terms of the Operative Documents. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Operative Documents and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.
          (b) Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Lessor or any other Beneficiary or other Person.

          (c) Guarantor hereby waives all rights and defenses that the Guarantor may have because any of the Liabilities is secured by real property. This means, among other things:
     (i) the Beneficiaries may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Lessee;
     (ii) if the Beneficiaries foreclose on any real property collateral pledged with respect to the Liabilities: (A) the amount of the Liabilities may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; (B) the Beneficiaries may collect from Guarantor even if the Beneficiaries, by foreclosing on the real property collateral, have destroyed any right Guarantor may have to collect from the Lessee. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Liabilities are secured by real property.
          (d) Guarantor hereby waives the pleading of any statute of limitation as a defense to its obligations hereunder.
     Section 4. Reasonableness and Effect of Waivers. Guarantor warrants and agrees that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.
     Section 5. Transfers by Beneficiaries. Each Beneficiary may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to Guarantor, assign or transfer any or all of its portion of the Liabilities or any interest therein in accordance with the terms and conditions of the Operative Documents, and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee’s or transferee’s interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were such Beneficiary.
     Section 6. No Waiver by Beneficiaries. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon any Beneficiary except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair any Beneficiary’s rights or Guarantor’s obligations under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of the obligations described in the definition thereof, notwithstanding any right or power of Guarantor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of Guarantor hereunder. Guarantor’s obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Guarantor other than proof of indefeasible satisfaction or indefeasible payment in full of the Liabilities guaranteed hereunder. Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.
     Section 7. Successors and Assigns. This Guaranty shall be binding upon Guarantor and upon Guarantor’s successors and assigns, and all references herein to Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such Person.
     Section 8. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under all Laws, but if any provision of this Guaranty shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
     Section 9. Notices. All notices, demands, requests, consents, approvals, certificate or other communications required under this Guaranty to be in writing shall be sufficiently given and shall be deemed to have been properly given (i) if delivered by hand, when written confirmation of delivery is received by the sender, (ii) three days after the same is mailed by certified mail, postage prepaid, return receipt requested, or (iii) if sent by overnight courier, twenty-four (24) hours after delivery to such overnight courier, addressed to the person to whom any such notice, demand, request, approval, certificate or other communication is to be given, at the appropriate address of such person as designated below:

If to the Guarantor at:	Terremark Worldwide, Inc. 2601 South Bayshore Drive, Suite 900 Miami, Florida 33133 Attn.: Chief Financial Officer Ph.: (305) 860-7817 Fax: (305) 856-8190

With copy to:	Greenberg Traurig, LLP 1900 University Ave., 5th Floor East Palo Alto, California 94303 Attention: Toni P. Wise Ph.: (650) 289-7887 Fax: (650) 462-7887

If to the Lessor:	Culpeper Lessor 2007-1 LLC
c/o Credit Suisse
Eleven Madison Avenue
New York, New York 10010-3643
Attention: Gregory Strzelichowski
Attention: Larcy Naval
Attention: Shane M. Hadden
Ph.: (212) 325-2000
Fax: (212) 325-6666

     Section 10. Governing Law. This Guaranty shall in all respects be governed by the internal law of the State of New York as to all matters of construction, validity and performance, without regard to conflicts of law principles to the extent permitted by Applicable Law, except Title 14 of Article 5 of the New York General Obligations law.
     Section 11. Submission to Jurisdiction. Guarantor hereto irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the Borough of Manhattan, and appellate courts form any thereof; and
     (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     Section 12. Jury Trial. Guarantor, to the extent permitted by law, hereby voluntarily, knowingly, irrevocably and unconditionally waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, among or between the parties hereto arising out of, in connection with, related to, or incidental to the relationship established among the parties in connection with this Guaranty, any other Operative Document or any other document executed or delivered in connection herewith or the transactions related hereto. This waiver shall not in any way affect, waive, limit, amend or modify the ability of the Lessor to pursue any remedies contained in this Guaranty, the other Operative Documents or any other agreement or document related hereto. This provision is a material inducement to the Lessor to enter into the transactions to be consummated by the Operative Documents.

     Section 13. Incorporation of Covenants. Reference is made to the Purchase Agreement and the representations and warranties of the Guarantor contained in Section 4 of the Purchase Agreement (hereinafter referred to as the “Incorporated Representations and Warranties”) and the covenants contained in Sections 7 and 8 of the Purchase Agreement (hereinafter referred to as the “Incorporated Covenants”). Reference is also made to the definitions set forth in Section 1 of the Purchase Agreement which is used in the Incorporated Representations and Warranties and the Incorporated Covenants, including definitions contained in other provisions of the Purchase Agreement cross-referenced in such definitions (the “Incorporated Definitions”). Guarantor agrees with the Beneficiaries that the Incorporated Representations and Warranties, the Incorporated Covenants and the Incorporated Definitions are hereby incorporated by reference into this Guaranty to the same extent and with the same effect as if set forth fully herein and shall inure to the benefit of the Beneficiaries without giving effect to any waiver, amendment, modification or replacement of the Purchase Agreement or any term or provision of the Incorporated Representations and Warranties, the Incorporated Covenants or the Incorporated Definitions occurring subsequent to the date of this Guaranty. If the Purchase Agreement is terminated or replaced, the representations and warranties contained in Section 4, the covenants contained in Sections 7 and 8 and the relevant definitions contained in Section 1, respectively, of the Purchase Agreement shall continue to be the Incorporated Representations and Warranties, the Incorporated Covenants and the Incorporated Definitions hereunder.
     Section 14. Capitalized Terms. Except as otherwise provided herein, capitalized terms used in this Guaranty and not otherwise defined shall have the meanings provided therefor in Appendix I to the Participation Agreement, dated as of the date hereof among Culpeper Lessor 2007-1 LLC, a Delaware limited liability company, as Lessor; NAP of the Capital Region, LLC, a Florida limited liability company, as Lessee; and Guarantor (the “Participation Agreement”).
[Signature Page Follows]

     In Witness Whereof, Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

TERREMARK WORLDWIDE, INC., a Delaware corporation
By:	/s/ Jose Segrera
	Name:	Jose Segrera
	Title:	Chief Financial Officer